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                                                                    Exhibit 15.1

                                 CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders of
The Santa Cruz Operation, Inc.:


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 22, 1999, except for Note 17 which is as of December 1, 1999, relating to the consolidated financial statements and financial statement schedule of The Santa Cruz Operation, Inc., which appears in The Santa Cruz Operation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999.


                             /s/ PriceWaterHouseCoopers LLP


                                 PRICEWATERHOUSECOOPERS LLP
San Jose, California
October 2, 2000